Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Amendment”) effective as of June 1, 2009 by and between Aerospace/Defense, Inc., a South Carolina corporation (hereinafter call the “Landlord”) and Force Protection Industries, Inc. and Force Protection, Inc., Nevada corporations (collectively, the “Tenant”).

RECITALS

A.                                   By Industrial Lease effective as of September 2, 2003, the Landlord leased unto Tenant certain premises known as Building No. 3 situated in an industrial project (the “Project”) located in Ladson (Charleston County), South Carolina, which instrument was amended by Letter executed on July 18, 2006 and by Second Amendment to Lease effective as of July 1, 2007 (the “Second Amendment”).  The Industrial Lease as amended by the July 18, 2006 Letter and Second Amendment shall hereinafter be referenced as the “Lease.”  Each capitalized term used and not otherwise defined or modified herein shall have the meaning ascribed thereto in the Lease.

B.                                     By Letter dated December 22, 2008, the Tenant notified the Landlord that the Tenant did not desire to exercise its option to extend the Lease for the first Option Period pursuant to Section 2C; the Tenant now desires to exercise its option to extend the Term of the Lease for the first Option Period (due to expire on June 30, 2014) and the Landlord has agreed to such extension.

C.                                     The Landlord and Tenant now wish to enter into this Amendment to amend and extend the Lease according to the terms, provisions and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual promises given one to the other, the parties do hereby covenant and agree to amend and modify the Lease as follows:

1.                                       All the recitals set forth above in the “Recitals” clauses are hereby made an integral part of this Agreement.

2.                                       Notwithstanding the second sentence of Section 2(c) of the Lease (which reads “Tenant may exercise the option by notice in writing to Landlord served at least six (6) months and not more than twelve (12) months prior to the end of the last year of the Initial Term or the then-current Option Period, as the case may be”), the parties acknowledge that the Tenant has exercised its option to extend the Term of the Lease for the first Option Period which expires on June 30, 2014.

3.                                       Section 27(a) of the Lease is modified by changing the addresses of the parties (for purposes of notice) to read as follows:

TO TENANT:	TO LANDLORD:

Force Protection, Inc. Force Protection Industries, Inc. 9801 Highway 78 Ladson, SC 29456 Attn: Michael Moody, President	Aerospace/Defense, Inc. 4838 Jenkins Avenue North Charleston, SC 29405 Attn: Jonathan M. Zucker, President

With a copy to:	With a copy to:

Force Protection, Inc. Force Protection Industries, Inc. 9801 Highway 78 Ladson, SC 29456 Attn: John F. Wall, III, VP Legal Affairs	Aerospace/Defense, Inc. 4838 Jenkins Avenue North Charleston, SC 29405 Attn: M. Jerry Garfinkle, Senior VP

4.                                       Section 27 (Miscellaneous Provisions) is amended by adding new subsections (i) and (j) to read as follows:

(i)                                     This instrument constitutes the entire and complete agreement between the parties with respect to its subject matter.  This Lease has been mutually negotiated by the parties and no rule of construction shall be implied based upon the presumed drafter or author of this Lease.

(j)                                     This Lease may only be amended, by a writing duly executed by authorized officers for both parties.

5.                                       This Amendment may be executed in several counterparts, each of which shall be deemed an original and such counterparts shall constitute but one and the same instrument.  No party will be bound under this Amendment until all parties have duly executed this instrument.  If this Amendment or the signature page, as executed, is transmitted by one party to the other by facsimile transmission or electronically “pdf” transmission, such transmission shall be deemed an executed original of this Amendment and of such signature.

6.                                       Except as modified by this Amendment, the Lease remains unchanged.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment under seal as of the day and year first above written.

LANDLORD:

AEROSPACE/DEFENSE, INC.

By:	/s/ M. Jerry Garfinkle

Its:	Senior VP 7/27/09

TENANT:

FORCE PROTECTION INDUSTRIES, INC.

By:	/s/ Michael Moody

Its:	President & CEO 7/24/09

FORCE PROTECTION, INC.

By:	/s/ Michael Moody

Its:	President & CEO 7/24/09